Exhibit 5.1

May 8, 2020

Akoustis Technologies, Inc.

9805 Northcross Center Court, Suite A

Huntersville, NC 28078

Ladies and Gentlemen:

We have acted as special counsel to Akoustis Technologies, Inc., a Delaware corporation (the “Company”), and Akoustis, Inc., a Delaware corporation (the “Guarantor”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 promulgated under the Securities Act of the following securities:

(i)	common stock, par value $0.001 per share (“Common Stock”), of the Company (the “Shelf Registration Common Stock”);

(ii)	preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”);

(iii)	debt securities of the Company (the “Debt Securities”);

(iv)	guarantees of the Debt Securities (the “Guarantees”) by the Guarantor;

(v)	warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”);

(vi)	units composed of any combination of Common Stock, Preferred Stock, Debt Securities or Warrants (the “Units”); and

(vii)	rights to purchase Common Stock, Preferred Stock, Debt Securities or any other securities (the “Rights”).

The Shelf Registration Common Stock (including the Offering Common Stock, as defined below), Preferred Stock, Debt Securities, Guarantees, Warrants, Units and Rights are collectively referred to herein as the “Securities.” The maximum public offering price of the Securities being registered is $150,000,000.

Akoustis Technologies, Inc.

May 8, 2020

We also have acted as special counsel to the Company in connection with the issuance and sale by the Company from time to time (the “Offering”) of Common Stock having an aggregate offering price of up to $50,000,000 (the “Offering Common Stock”) pursuant to that certain ATM Equity Offering℠ Sale Agreement dated May 8, 2020 (the “Sales Agreement”) among the Company and the sales agents named therein (the “Sales Agents”).

This opinion letter is being delivered in accordance with the requirements of Paragraph 29 of Schedule A of the Securities Act and Item 601(b)(5)(i) of Regulation S-K.

In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith; (ii) the base prospectus included in the Registration Statement relating to the Securities (the “Base Prospectus”); (iii) the prospectus supplement included in the Registration Statement relating to the Offering (the “Prospectus Supplement”); (iv) the Certificate of Incorporation of the Company, as amended through the date hereof (the “Certificate of Incorporation”); (v) the Amended and Restated Bylaws of the Company (the “Bylaws” and, together with the Certificate of Incorporation, the “Company Organizational Documents”); (vi) the Certificate of Incorporation of the Guarantor, as amended through the date hereof, (vii) the Bylaws of the Guarantor, (viii) resolutions adopted by the Board of Directors of the Company (the “Company Board of Directors”) on January 31, 2020 relating to the Registration Statement; (ix) resolutions adopted by the Board of Directors of the Guarantor (the “Guarantor Board of Directors”) on May 6, 2020 relating to the Registration Statement; (x) resolutions adopted by the Company Board of Directors on May 1, 2020 and by the Financing and Pricing Committee of the Company Board of Directors (the “Pricing Committee”) on May 8, 2020 relating to the Offering and the Sales Agreement (collectively, the “Offering Resolutions”) (xi) the Company’s stock ledger, (xii) the form of the Indenture filed as Exhibit 4.6 to the Registration Statement, and (xiii) the Sales Agreement. We have also examined and relied upon certificates of public officials and have considered such matters of law as we have deemed necessary to render the opinions contained herein. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company without investigation or analysis of any underlying data contained therein.

For the purposes of this opinion letter, we have assumed that: (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures (other than signatures on behalf of the Company or the Guarantor) on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that (i) each party to the documents we have examined or relied on (the “Reviewed Documents”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) each party to the Reviewed Documents: (a) has the legal capacity, power and authority to execute, deliver, and perform its obligations under the Reviewed Documents to which it is a party, (b) has taken all action necessary to duly authorize the execution and delivery of, and the performance of its obligations under, the Reviewed Documents and (c) has duly executed and delivered the Reviewed Documents; and (iii) the Reviewed Documents constitute the legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with its terms. We also have assumed that the Guarantees are necessary or convenient to the conduct, promotion or attainment of the business of the Guarantor. In addition, with respect to the opinion given in numbered paragraph 2 below, we have assumed that (i) prior to the issuance of any of shares of Offering Common Stock, the Sales Agents’ and the Company’s representatives will exercise authority delegated to such persons or bodies, as applicable, in accordance with the Offering Resolutions or the Additional Resolutions (as defined below), as applicable, (ii) either the Pricing Committee or a subcommittee of its members (the “Subcommittee”) shall have duly adopted resolutions pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) and the Company Organizational Documents (in either such case, the “Additional Resolutions”) setting the maximum number of shares of Offering Common Stock that may be issued pursuant to the Sales Agreement, a time period during which such shares of Offering Common Stock may be issued and a minimum amount of consideration for which such shares may be issued in accordance with the DGCL, the Offering Resolutions and the Company Organizational Documents, and (iii) the number of shares of Offering Common Stock issued pursuant to the Sales Agreement will not exceed the number of shares of Offering Common Stock authorized to be issued by the Offering Resolutions or the Additional Resolutions, as the case may be. We have not verified any of the foregoing assumptions.

Akoustis Technologies, Inc.

May 8, 2020

Our opinions set forth below are limited to: (i) the federal laws of the United States; (ii) solely in connection with the opinions given in numbered paragraphs 1, 2, 3 and 9(a) below, the DGCL; and (iii) solely in connection with the opinions given in numbered paragraphs 4, 5, 6, 7, 8 and 9(b) below, the law of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.

Based on and subject to the foregoing, and assuming that (i) the Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement or any such post-effective amendment; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) neither the Company Board of Directors and/or any duly authorized committee thereof nor the Guarantor Board of Directors and/or any duly authorized committee thereof shall have rescinded or otherwise modified its authorization of any such issuance of Securities or the establishment of the terms of any series of such Securities or any related matters; (v) each of the Company and the Guarantor shall remain at all times a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and (vi) the additional qualifications and other matters set forth below, it is our opinion that:

1. When (i) the terms of an issuance and sale of Common Stock have been duly authorized and approved by all necessary action of (A) the Company Board of Directors and/or a duly authorized committee thereof and (B) the Company’s stockholders, so as not to violate any applicable law, rule or regulation, including, without limitation, the DGCL or result in a default under or a breach of any agreement or instrument binding upon the Company, including, without limitation, the Certificate of Incorporation, as it may be amended from time to time, hereafter and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) certificates representing the shares of the Common Stock have been duly executed, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company and the DGCL, and (iii) notation of the issuance of the shares of Common Stock has been properly made in the Company’s stock ledger, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement which is enforceable against all parties thereto in accordance with its terms and in an amount at least equal to the aggregate par value of the shares of Common Stock being issued and duly authorized by the Company Board of Directors and/or a duly authorized committee thereof, the Common Stock will be validly issued, fully paid and nonassessable.

Akoustis Technologies, Inc.

May 8, 2020

2. When notation of the shares of Offering Common Stock has been properly made in the Company’s stock ledger, upon payment of the consideration fixed therefor in accordance with the Sales Agreement, the Offering Common Stock will be validly issued, fully paid and nonassessable.

3. Assuming the terms of the Preferred Stock have been duly established so as not to violate any applicable law, rule or regulation, including, without limitation, the DGCL, or result in a default under or breach of any agreement or instrument binding upon the Company, including, without limitation, the Certificate of Incorporation, as it may be amended from time to time, hereafter and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the powers, rights, preferences, and qualifications, limitations or restrictions of the Preferred Stock have been duly established in conformity with the Certificate of Incorporation, as it may be amended from time to time hereafter, and such powers, rights, preferences, and qualifications, limitations or restrictions of the Preferred Stock and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Company Board of Directors and/or a duly authorized committee thereof; (ii) an amendment to, or restatement of, the Company’s Certificate of Incorporation, as then in effect, fixing and determining the powers, rights, preferences, and qualifications, limitations or restrictions of the Preferred Stock has been duly authorized by the Company Board of Directors and stockholders, if applicable, and filed with the Secretary of State of the State of Delaware and become effective; (iii) certificates representing the shares of the Preferred Stock have been duly executed, issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company and the DGCL, and (iv) notation of the issuance of the shares of Preferred Stock has been properly made in the Company’s stock ledger, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement which is enforceable against the parties thereto in accordance with its terms and in an amount at least equal to the aggregate par value of the shares of Preferred Stock being issued and approved by the Company Board of Directors and/or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.

Akoustis Technologies, Inc.

May 8, 2020

4. Assuming the terms of the Debt Securities have been duly established in accordance with the indenture pursuant to which the Debt Securities are to be issued, which is substantially in the form of the Indenture filed as Exhibit 4.11 to the Registration Statement (together with any applicable supplement thereto, the “Indenture”), and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Indenture and the Debt Securities, and the issuance and sale of the Debt Securities, have been duly authorized and approved by all necessary action of the Company Board of Directors and/or a duly authorized committee thereof; (ii) the Indenture has been duly executed and delivered by the Company and the trustee to be named in the prospectus supplement relating to the offering of the Debt Securities (the “Debt Trustee”) and constitutes the legally valid and binding obligation of the Debt Trustee; (iii) the Debt Trustee is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the Indenture and has been duly appointed and a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder; and (iv) the Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Indenture and any other agreement or instrument binding upon the Company and enforceable against the parties thereto, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement duly authorized by the Board of Directors and enforceable against the parties thereto in accordance with its terms, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

5. Assuming the form and terms of the Guarantees have been duly established in accordance with the Indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantor and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantor, and assuming that the Guarantees are governed by the laws of New York, when (i) the form and terms and the execution and delivery of the Guarantees, and the issuance thereof, have been duly authorized and approved by all necessary action of the Guarantor Board of Directors and/or a duly authorized committee thereof; (ii) the Guarantees have been duly executed, issued and delivered by the Guarantor as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the Guarantees and any other agreement or instrument binding upon the Company or the Guarantor; and (iii) the Debt Securities underlying the Guarantees have been duly executed, authenticated, issued and delivered as contemplated in numbered paragraph 4 above, the Guarantees will constitute valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms (subject to (1) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity, and (2) laws restricting the transfer of property or the incurring of indebtedness by corporations to or for the benefit of their stockholders).

Akoustis Technologies, Inc.

May 8, 2020

6. Assuming the form and terms of the Warrants have been duly established in accordance with the applicable warrant agreement pursuant to which the Warrants are to be issued (the “Warrant Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and assuming that the Warrants and the Warrant Agreement are governed by the laws of New York, when (i) the form and terms and the execution and delivery of the Warrant Agreement relating to any Warrants and the terms of the Warrants, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Company Board of Directors and/or a duly authorized committee thereof; (ii) the Warrant Agreement relating to the Warrants has been duly executed and delivered by the Company and is enforceable against the parties thereto in accordance with its terms; and (iii) the Warrants or certificates representing the Warrants, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Warrant Agreement and any other agreement or instrument binding upon the Company and enforceable against the parties thereto in accordance with its terms, upon payment of the consideration fixed therefor in accordance with the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement duly authorized by the Company Board of Directors and/or a duly authorized committee thereof and enforceable against the parties thereto in accordance with its terms, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

7. Assuming that (A) the combination of the Securities of which the Units consist has been duly authorized and approved by all necessary action of the Company Board of Directors and/or a duly authorized committee thereof and of the stockholders, if applicable, and (B) the terms of such Units have been duly established in accordance with the applicable agreement pursuant to which such Units are to be issued (the “Unit Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and assuming that the Units and the Units Agreement are governed by the laws of New York, when (i) the form, terms and the execution and delivery of the Unit Agreement relating to any Units and the terms of the Units, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Company Board of Directors and/or a duly authorized committee thereof; (ii) the Unit Agreement relating to the Units has been duly executed and delivered by the Company and is enforceable against the parties thereto in accordance with its terms; and (iii) the Units or certificates representing the Units, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Unit Agreement and any other agreement or instrument binding upon the Company and enforceable against the parties thereto in accordance its terms, upon payment of the consideration fixed therefor in accordance with the applicable Unit Agreement and the applicable purchase, underwriting or similar agreement duly authorized by the Company Board of Directors, or a duly authorized committee thereof, and enforceable against the parties thereto in accordance with its terms, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

Akoustis Technologies, Inc.

May 8, 2020

8. Assuming the form and terms of the Rights have been duly established in accordance with the applicable rights agreement pursuant to which the Rights are to be issued (the “Rights Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and assuming that the Rights and the Rights Agreement are governed by the laws of New York, when (i) the form, terms and the execution and delivery of the Rights Agreement relating to any Rights and the terms of the Rights, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Company Board of Directors and/or a duly authorized committee thereof and of the stockholders, if applicable; (ii) the Rights Agreement relating to the Rights has been duly executed and delivered by the Company and is enforceable against the parties thereto in accordance with its terms; and (iii) the Rights or certificates representing the Rights, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Rights Agreement and any other agreement or instrument binding upon the Company and enforceable against the parties thereto in accordance with its terms, upon payment of the consideration fixed therefor in accordance with the applicable Rights Agreement and the applicable definitive purchase, underwriting or similar agreement duly authorized by the Company Board of Directors and/or a duly authorized committee thereof, and enforceable against the parties thereto in accordance with its terms, the Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

9. If any Securities are issuable (the “Issuable Securities”) upon settlement, exercise, conversion or exchange of any other Securities (the “Initial Securities”) pursuant to the terms thereof, when (i) the terms of the issuance of the Issuable Securities have been duly authorized, approved and documented as provided in numbered paragraphs 1 and 3 through 7 above, as the case may be and assuming that the Issuable Securities (other than the Common Stock and Preferred Stock) are governed by the laws of New York; and (ii) the Issuable Securities have been issued upon settlement, exercise, conversion or exchange, as the case may be, of Initial Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the applicable Initial Securities, the Issuable Securities and any agreement or instrument binding upon the Company, and so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, upon such issuance, (a) to the extent the relevant Issuable Securities are Common Stock or Preferred Stock, such Issuable Securities will be validly issued, fully paid and nonassessable and (b) to the extent the relevant Issuable Securities are Debt Securities, Warrants, Units or Rights, such Issuable Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

Akoustis Technologies, Inc.

May 8, 2020

Regarding the Guarantees in particular, we note that guarantees are subject to particularly close scrutiny and strict construction. Further, any effective waiver of suretyship defenses by the Guarantor with respect to the Guarantees may be enforceable as to defenses which the Company could raise under the Indenture, but may not be enforceable as to defenses which could be raised by the Guarantor with respect to the Guarantees alone.

We note that the maximum number of shares of Common Stock and Preferred Stock issuable under the Registration Statement or in the Offering is not specified, and we assume that, at the time of the issuance of any share of Common Stock or Preferred Stock under the Registration Statement or of any share of Offering Common Stock in the Offering or upon the settlement, exercise, conversion or exchange of any other Securities, the Company will have sufficient authorized and unissued, not otherwise committed to be issued, shares of Common Stock or Preferred Stock, as the case may be, to provide for such issuance.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in each of the Base Prospectus and the Prospectus Supplement forming a part thereof. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, the Base Prospectus or the Prospectus Supplement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP